Exhibit 10.3

Amendment 2 to Turf Program Agreement

Number 20110823.066.A.002

Between

Goodman Networks, Inc. And

AT&T Mobility LLC

Agreement Number 20110823.066.A.002

AMENDMENT NO. 2

To

AGREEMENT NO. 20110823.066. C

This Amendment, effective on the date when signed by the last Party (“Effective Date”), and amending Agreement No.20110823.066.C, is by and between Goodman Networks, Inc., a Texas corporation (“Supplier”), and AT&T Mobility LLC, a Delaware corporation (“AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties”.

WITNESSETH

WHEREAS, Supplier and AT&T entered into Agreement No. 20110823.066.C on December 16, 2011 (the “Agreement”); and

WHEREAS, Supplier and AT&T desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

Section 3.52 entitled “Term of Agreement” is hereby deleted and replaced with the following:

a. This Agreement is effective on the date the last Party signs and, unless Terminated or Cancelled as provided in this Agreement, shall remain in effect for a term ending November 30, 2015 (the “Initial Term”).

b. After the Initial Term, AT&T shall have the option to extend the term for additional periods of twelve (12) months each by giving Contractor written notice at least sixty (60) days prior to the expiration of the Initial Term or any extended Term. The Termination, Cancellation or expiration of this Agreement shall not affect the obligations of either Party to the other Party pursuant to any Order previously executed hereunder, and the terms and conditions of this Agreement shall continue to apply to such Order as if this Agreement had not been Terminated or Cancelled.

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

Agreement Number 20110823.066.A.002

The terms and conditions of Agreement No.20110823.066.C in all other respects remain unmodified and in full force and effect.

Original signature transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of an original signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement No. 2011 0823.066.C to be executed, as of the date the last Party signs.

Goodman Networks, Inc.	AT&T Mobility LLC
By AT&T Services, Inc., its authorized Representative.
By its authorized

By:	By:

Printed Name:	Printed Name:	Tim Harden

Title:	Title:	President-Supply Chain and Fleet Operations

Date:	Date:

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

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